EXHIBIT 10.01

Wright Express Corporation
Memorandum

TO:	[Name of Recipient] (the “Grantee”)

FROM:	Michael E. Dubyak, President & CEO

SUBJECT:	[Year of Award] Long Term Incentive Program Award Agreement

DATE:	[Date of Award]

You have been granted an Award of Restricted Stock Units (“RSUs”) and, based on the attainment of performance goals in [Year of Award], an Award of Performance-Based Restricted Stock Units (“PSUs”) under the terms of the Wright Express Corporation 2005 Equity and Incentive Plan (the “Plan”) and [Year of Award] Long Term Incentive Program (“LTIP”), which is established pursuant to the Plan. Attached to this Memorandum is an Agreement which, along with the Plan document and LTIP, governs your Awards. You will be receiving separately a copy of the Prospectus for the Plan. The Prospectus contains important information regarding the Plan, including information regarding restrictions on your rights with respect to the RSUs and PSUs granted to you. You should read the Prospectus carefully.
An Award of RSUs or PSUs does not give you rights as a shareholder of the Company and you may not transfer or assign any rights in your RSUs or PSUs. Please note that as your Awards vest, the Company will withhold a number of shares of company stock to satisfy tax withholding requirements (similar to payroll withholding requirements).
Finally, by accepting these Awards you are agreeing to abide by the terms of the Plan, LTIP, and the attached Agreement. If you do not want to accept the Awards, you must reject the Awards in writing by returning this Memorandum to the Human Resources Office in South Portland by [Date of Response].

Date of Grant:

Number of RSUs:	[Number of RSUs]
Number of PSUs*:
[Number of PSUs] at Threshold
[Number of PSUs] at Target
[Number of PSUs] at Maximum

Vesting Period:	[Number of] years ([ ]% per year)
* The number of PSUs that will be converted to shares of the Company’s common stock is subject to the attainment of performance goals, based on adjusted net income as set forth in the [Year of Award] Short Term Incentive Program. No PSUs will be converted unless the Threshold goal is met, and if the Maximum goal is exceeded, only the number of PSUs granted subject to attainment of the Maximum goal will be converted.
USE THE SPACE BELOW ONLY IF YOU WISH TO REJECT THE AWARDS OF RSUs AND PSUs:
     I reject the Awards of RSUs and PSUs described in this Memorandum.

_______________________________________________________ Signature of Grantee	_______________ Date

WRIGHT EXPRESS CORPORATION
[YEAR OF AWARD] LONG TERM INCENTIVE PROGRAM
AWARD AGREEMENT
     THIS AWARD AGREEMENT (“Agreement”), dated as of [Date of Award], is entered into by and between WRIGHT EXPRESS CORPORATION, a Delaware corporation (the “Company”), and the Grantee named on the attached Memorandum, dated [Date of Award] (the “Memorandum”) pursuant to the terms and conditions of the Wright Express Corporation 2005 Equity and Incentive Plan (the “Plan”) and the Wright Express Corporation [Year of Award] Long Term Incentive Program (the “LTIP”) established thereunder.
     WHEREAS, the Company has the authority under and pursuant to the Plan to grant awards to eligible employees of the Company and its subsidiaries; and
     WHEREAS, the Company desires to grant Awards to the Grantee subject to the terms and conditions of the Plan, LTIP, and this Agreement.
     In consideration of the provisions contained in this Agreement, the Company and the Grantee agree as follows:
     1.      The Plan. The Awards granted to the Grantee hereunder are made pursuant to the Plan and LTIP. A copy of the prospectus for the Plan is attached hereto and the applicable terms of such Plan and LTIP are hereby incorporated herein by reference. Terms used in this Agreement which are not defined in this Agreement shall have the meanings used or defined in the Plan.
     2.      Award. Concurrently with the execution of this Agreement, and subject to the terms and conditions set forth in the Plan, LTIP, and this Agreement, the Company hereby grants the number of Restricted Stock Units and Performance-Based Restricted Stock Units indicated in the Memorandum to the Grantee. Each Restricted Stock Unit entitles the Grantee to one share of Company Stock upon vesting, and each Performance-Based Restricted Stock Unit entitles the Grantee to one share of Company Stock, subject to the attainment of performance goals, upon vesting.
     3.      Vesting of Units. Upon the vesting of the Awards, as described in this Section, the Company shall deliver for each Restricted Stock Unit or Performance-Based Restricted Stock Unit that becomes vested, one (1) share of Company Stock; provided, however, that the Grantee shall be required to remit to the Company at the time of delivery of the Company Stock the amount that the Company determines necessary to pay applicable withholding taxes as and to the extent provided in Paragraph 8 below. Subject to Paragraph 4 below, [ ]% of the Restricted Stock Units and Performance-Based Restricted Stock Units granted hereunder shall become vested and payable to the Grantee on each of the first [ ] anniversaries of the Grant Date, [Date of Award], so long as the Grantee remains employed with the Company through each such vesting date. Notwithstanding the foregoing, upon the earliest of the Grantee’s death or a “Change in Control”, the Awards shall become immediately and fully vested, subject to any terms and conditions set forth in the Plan or imposed by the Compensation Committee appointed by the Board of Directors (the “Committee”). “Change in Control” shall have the meaning set forth in the Plan. In the event of a Change in Control, the Awards shall become immediately and fully vested under this Agreement only if the surviving entity has not assumed the obligation set forth in the Agreement. With respect to any Grantee subject to Section 162(m) of the Internal Revenue Code of 1986, as amended, in no event shall acceleration of vesting result in an increase in the amount of the Award based on the time value of money.
     4.      Termination of Employment. Notwithstanding any other provision of the Plan to the contrary, upon the termination of the Grantee’s employment with the Company and its subsidiaries for any reason whatsoever (other than death), the Awards, to the extent not yet vested, shall immediately and automatically terminate; provided, however, that the Committee may, in its sole and absolute discretion agree to accelerate the vesting of the Awards, upon termination of employment or otherwise, for any reason or no reason, but shall have no obligation to do so.
     In the event the Grantee dies during the calendar year [Year of Award] performance period, the number of Performance-Based Restricted Stock Units the Grantee shall be entitled to convert to Company Stock, subject to the attainment of Performance Goals, shall be prorated, based on a fraction, the numerator of which is the number of months the Grantee was employed during the calendar year [Year of Award] performance period, and the denominator of which is twelve.
     5.      No Assignment. Except as expressly permitted under the Plan, this Agreement may not be assigned by the Grantee by operation of law or otherwise.
     6.      No Rights to Continued Employment. Neither this Agreement nor the Awards shall be construed as giving the Grantee any right to continue in the employ of the Company or any of its subsidiaries, or shall interfere in any way with the right of the Company to terminate such employment. Notwithstanding any other provision of the Plan, the Awards, this Agreement or any other agreement (written or oral) to the contrary, for purposes of the Plan and the Awards, a termination of employment shall be deemed to have occurred on the date upon which the Grantee ceases to perform active employment duties for the Company following the provision of any notification of termination or resignation from employment, and without regard to any period of notice of termination of employment (whether expressed or implied) or any period of severance or salary continuation. Notwithstanding any other provision of the Plan, the Awards, this Agreement or any other agreement (written or oral) to the contrary, the Grantee shall not be entitled (and by accepting an Award, thereby irrevocably waives any such entitlement) to any payment or other benefit to compensate the Grantee for the loss of any rights under the Plan as a result of the termination or expiration of an Award in connection with any termination of employment. No amounts earned pursuant to the Plan or any Award shall be deemed to be eligible compensation in respect of any other plan of Wright Express Corporation or any of its subsidiaries.
     7.      Governing Law. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the internal laws of the State of Delaware, without effect to the conflicts of laws principles thereof.
     8.      Tax Obligations. As a condition to the granting of the Awards and the vesting thereof, the Grantee acknowledges and agrees that he/she is responsible for the payment of income and employment taxes (and any other taxes required to be withheld) payable in connection with the vesting of an Award. Accordingly, the Grantee agrees to remit to the Company or any applicable subsidiary an amount sufficient to pay such taxes. Such payment shall be made to the Company or the applicable subsidiary of the Company in a form that is reasonably acceptable to the Company, as the Company may determine in its sole discretion. Notwithstanding the foregoing, the Company may retain and withhold from delivery at the time of vesting that number of shares of Company Stock having a fair market value equal to the taxes owed by the Grantee, which retained shares shall fund the payment of such taxes by the Company on behalf of the Grantee.
     9.      Notices. Any notice required or permitted under this Agreement shall be deemed given when delivered personally, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, to the Grantee at the last address specified in the Grantee’s employment records (or such other address as the Grantee may designate in writing to the Company), or to the Company, 97 Darling Avenue, South Portland, ME 04106, Attention: General Counsel, or such other address as the Company may designate in writing to the Grantee.
     10.      Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.
     11.      Amendments. This Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto.
     12.      Authority. The Committee has complete authority and discretion to determine Awards, and to interpret and construe the terms of the Plan and this Agreement. The determination of the Committee as to any matter relating to the interpretation or construction of the Plan or this Agreement shall be final, binding and conclusive on all parties.
     13.      Rights as a Stockholder. The Grantee shall have no rights as a stockholder of the Company with respect to any shares of common stock of the Company underlying or relating to any Award until the issuance of a stock certificate to the Grantee in respect of such Award.

     IN WITNESS WHEREOF, this Agreement is effective as of the date first above written.

WRIGHT EXPRESS CORPORATION
By:	/s/ Michael E. Dubyak
Michael E. Dubyak
Its: President and Chief Executive Officer